UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Fifth Street, Suite 1900 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 834-8100

Item 5. Other Events and Required FD Disclosure.

On August 10, 2004, we announced that we have agreed to be acquired by Art Technology Group, Inc., a Delaware corporation (“ATG”). A copy of the joint press release we issued with ATG on August 10, 2004 is filed as an exhibit to, and incorporated by reference in, this current report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Number	Title
99.1	Joint Press Release of Art Technology Group, Inc. and Primus Knowledge Solutions, Inc., dated August 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC.
(Registrant)

Dated: August 10, 2004	By:	/s/ Ronald M. Stevens
	Name:	Ronald M. Stevens
	Title:	Chief Financial Officer

EXHBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company, dated August 10, 2004.